Exhibit 99.1

P3 Health Partners Announces Second Quarter 2025 Results
Core Business Demonstrates Strength with Flat Medical Cost Trends Despite Industry Inflation
$120-$170 Million in Additional EBITDA Opportunities Identified for 2026
Adjusted Full Year Guidance Reflects Prior Period Headwinds
Management to Host Conference Call and Webcast August 14, 2025 at 4:30 PM ET
HENDERSON, NV—August 14, 2025—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the second quarter ended June 30, 2025.
“Our core business continues to strengthen as we execute on our $130 million EBITDA improvement plan," said Aric Coffman, CEO of P3. "While we faced prior period headwinds, we've successfully managed medical cost trends to remain flat while improving funding across our membership on a per-member basis. With an additional $120 to $170 million in identified EBITDA opportunities and three of our four markets already EBITDA positive or breakeven, P3 is well-positioned to achieve sustained profitability in 2026 and beyond.”
Second Quarter 2025 Financial Results
•Average at-risk membership was approximately 115,000 members for the second quarter, a decrease of 9% compared to prior year. The decrease reflects previously disclosed network and payer rationalization.
•Total revenue was $355.8 million, a decrease of 6% compared to the second quarter of the prior year, driven by the decline in membership. On a per-member basis, funding improved 10% from prior year, when adjusted for prior-period items.
•Medical margin(1) was $30.6 million, or $89 PMPM. Excluding prior-period adjustments, medical margin(1) was $39.3 million, or $114 PMPM.
•Adjusted EBITDA loss(1) was $17.1 million, or $50 PMPM. Excluding prior-period adjustments, Adjusted EBITDA loss(1) for the quarter was a loss of $8.5 million, or $25 PMPM.
•Adjusted full year guidance reflects impact from prior-period adjustments and underperformance of a single payer.

Revised Fiscal 2025 Guidance

	Year Ended December 31, 2025
	Low	High
At-risk Members(2)	109,000	119,000
Total Revenues (in millions)	$1,350	$1,500
Medical Margin(1)(3) (in millions)	$124	$154
Medical Margin(3) PMPM	$90	$111
Adjusted EBITDA(3) (in millions)	$(69)	$(39)
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”

(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
The foregoing 2025 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on August 14, 2025 at 4:30 PM ET

Title & Webcast	P3 Health Second Quarter 2025 Earnings Conference Call
Date & Time	August 14, 2025, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 24 counties across four states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, medical margin PMPM, and adjusted operating expense. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of at-risk Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Adjusted operating expense is defined as total operating expense excluding depreciation and amortization and costs that management believes are non-core to the underlying operations of the Company, consisting of (i) medical expense, (ii) premium deficiency reserves, (iii) equity-based compensation, and (iv) certain other items that we believe are not indicative or our core operating performance. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss), medical margin to gross profit, and adjusted operating expense to operating expense, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls and the impact of material weaknesses we have identified; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2024, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$38,581	$38,816
Restricted cash	746	5,286
Health plan receivable, net of allowance for credit losses of $150	93,463	121,266
Clinic fees, insurance and other receivable	7,572	3,947
Prepaid expenses and other current assets	16,169	14,422
Assets held for sale	—	403
TOTAL CURRENT ASSETS	156,531	184,140
Property and equipment, net	4,687	5,734
Intangible assets, net	533,400	574,350
Other long-term assets	36,967	19,196
TOTAL ASSETS (1)	$731,585	$783,420
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,395	$8,442
Accrued expenses and other current liabilities	29,716	29,416
Accrued payroll	1,162	2,722
Health plan settlements payable	41,871	55,565
Claims payable	256,037	255,089
Premium deficiency reserve	54,439	67,368
Accrued interest	26,923	12,460
Current portion of long-term debt	80,000	65,000
Short-term debt	455	—
Liabilities held for sale	—	353
TOTAL CURRENT LIABILITIES	504,998	496,415
Operating lease liability	10,308	11,339
Warrant liabilities	4,988	10,312
Long-term debt, net	101,956	89,824
Other Long-Term Liabilities	22,157	26,001
TOTAL LIABILITIES (1)	644,407	633,891
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	42,719	73,593
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 3,268 and 3,257 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Class V common stock, $0.0001 par value; 205,000 shares authorized; 3,919 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid in capital	588,494	579,129
Accumulated deficit	(544,035)	(503,193)
TOTAL STOCKHOLDERS’ EQUITY	44,459	75,936
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$731,585	$783,420
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $10.0 million and $9.3 million as of June 30, 2025 and December 31, 2024, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $6.5 million and $14.9 million as of June 30, 2025 and December 31, 2024, respectively. These VIE assets and liabilities do not include $48.3 million and $40.3 million of net amounts due to affiliates as of June 30, 2025 and December 31, 2024, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets.
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING REVENUE:
Capitated revenue	$351,724	$374,306	$721,241	$758,440
Other patient service revenue	4,064	4,851	7,772	9,205
TOTAL OPERATING REVENUE	355,788	379,157	729,013	767,645
OPERATING EXPENSE:
Medical expense	351,350	365,171	723,393	747,228
Premium deficiency reserve	(5,967)	(3,397)	(12,929)	(2,397)
Corporate, general and administrative expense	23,295	26,610	48,294	54,011
Sales and marketing expense	151	414	332	736
Depreciation and amortization	21,083	21,693	42,135	43,232
TOTAL OPERATING EXPENSE	389,912	410,491	801,225	842,810
OPERATING LOSS	(34,124)	(31,334)	(72,212)	(75,165)
OTHER INCOME (EXPENSE):
Interest expense, net	(10,145)	(5,436)	(18,870)	(9,692)
Mark-to-market of stock warrants	2,002	8,673	5,324	8,889
Other	583	291	901	628
TOTAL OTHER (EXPENSE) INCOME	(7,560)	3,528	(12,645)	(175)
LOSS BEFORE INCOME TAXES	(41,684)	(27,806)	(84,857)	(75,340)
INCOME TAX PROVISION	(1,981)	(968)	(3,054)	(3,040)
NET LOSS	(43,665)	(28,774)	(87,911)	(78,380)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(23,303)	(16,754)	(47,069)	(47,660)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(20,362)	$(12,020)	$(40,842)	$(30,720)

NET LOSS PER SHARE:
Basic	$(6.23)	$(4.40)	$(12.52)	$(12.02)
Diluted	$(6.23)	$(7.37)	$(12.52)	$(15.19)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,267	2,732	3,263	2,556
Diluted	3,267	2,822	3,263	2,601
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(87,911)	$(78,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,135	43,232
Equity-based compensation	3,271	3,073
Amortization of original issue discount and debt issuance costs	402	(91)
Mark-to-market adjustment of stock warrants	(5,324)	(8,889)
Premium deficiency reserve	(12,929)	(2,397)
Changes in operating assets and liabilities:
Health plan receivable	27,803	(34,762)
Clinic fees, insurance, and other receivable	(3,625)	775
Prepaid expenses and other current assets	(1,747)	(4,865)
Other long-term assets	(14,464)	60
Accounts payable, accrued expenses, and other current liabilities	6,200	30
Accrued payroll	(1,560)	238
Health plan settlements payable	(13,694)	(12,141)
Claims payable	948	55,752
Accrued interest	10,619	8,257
Operating lease liability	(223)	(164)
Net cash used in operating activities	(50,099)	(30,272)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from asset sale	50	—
Net cash provided by investing activities	50	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	45,000	25,000
Payment of debt issuance costs	(181)	—
Proceeds from liability-classified warrants and private placement offering, net of offering costs paid	—	42,234
Proceeds from at-the-market sales, net of offering costs paid	—	33
Deferred offering costs paid	—	(455)
Payment of tax withholdings upon settlement of restricted stock unit awards	—	(103)
Repayment of short-term and long-term debt	(682)	(1,040)
Proceeds from short-term debt	1,137	1,871
Net cash provided by financing activities	45,274	67,540
Net change in cash and restricted cash	(4,775)	37,268
Cash and restricted cash, beginning of period	44,102	40,934
Cash and restricted cash, end of period	$39,327	$78,202

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(43,665)	$(28,774)	$(87,911)	$(78,380)
Interest expense, net	10,145	5,436	18,870	9,692
Depreciation and amortization	21,083	21,693	42,135	43,232
Income tax provision	1,981	968	3,054	3,040
Mark-to-market of stock warrants	(2,002)	(8,673)	(5,324)	(8,889)
Premium deficiency reserve	(5,967)	(3,397)	(12,929)	(2,397)
Equity-based compensation	1,463	1,624	3,271	3,073
Other(1)	(148)	2,276	(466)	2,012
Adjusted EBITDA loss	$(17,110)	$(8,847)	$(39,300)	$(28,617)
Adjusted EBITDA loss PMPM	$(50)	$(23)	$(57)	$(38)
_____________________________________________
(1)Other during the three and six months ended June 30, 2025 consisted of (i) interest income partially offset by (ii) severance expense in connection with reorganization of workforce and (iii) legal settlements and valuation allowance on our notes receivable. Other during the three and six months ended June 30, 2024 consisted of (i) interest income partially offset by (ii) severance and related expense in connection with our chief executive officer transition and (iii) legal settlements and valuation allowance on our notes receivable.

MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Capitated revenue	$351,724	$374,306	$721,241	$758,440
Less: medical claims expense	(321,109)	(333,217)	(673,426)	(680,799)
Medical margin	$30,615	$41,089	$47,815	$77,641
Medical margin PMPM	$89	$107	$69	$102
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit (loss)	$4,438	$13,986	$5,620	$20,417
Other patient service revenue	(4,064)	(4,851)	(7,772)	(9,205)
Other medical expense	30,241	31,954	49,967	66,429
Medical margin	$30,615	$41,089	$47,815	$77,641

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total operating expense	$389,912	$410,491	$801,225	$842,810
Medical expense	(351,350)	(365,171)	(723,393)	(747,228)
Depreciation and amortization	(21,083)	(21,693)	(42,135)	(43,232)
Premium deficiency reserve	5,967	3,397	12,929	2,397
Equity-based compensation	(1,463)	(1,624)	(3,271)	(3,073)
Other	(244)	(2,541)	(182)	(2,593)
Adjusted operating expense	$21,739	$22,859	$45,173	$49,081